EXHIBIT 12.1

July 17, 2020
Cassels Brock & Blackwell LLP
Chemesis International Inc.	Suite 2200, 885 West Georgia,
2710-200 Granville Street	Vancouver, British Columbia, V6C 3E8
Vancouver, British Columbia	tel: +1 604 691 6100
Canada V6C 1S4	fax: +1 604 691 6120

Dear Sir/Madam:

RE: CHEMESIS INTERNATIONAL INC. (the "Company")

We have acted as Canadian counsel for the Company in connection with the Company’s filing of an offering statement on Form 1-A filed on the date hereof (the “Offering Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the United States Securities Act of 1933, as amended (the “Act”). The Offering Statement contemplates a Tier 2 offering, sale and issuance (the “Offering”) of up to 40,000,000 units (each, a “Unit”) of the Company to raise gross proceeds from the sale of the Units of up to US$20,000,000.

Each Unit is comprised of: (i) one (1) common share of the Company (each, a “Common Share”) for an aggregate of up to 40,000,000 Common Shares; and (ii) one (1) common share purchase warrant (each, a “Warrant”), for an aggregate of up to 40,000,000 Warrants. Each Warrant entitles the holder thereof to purchase one (1) additional Common Share (each, a Warrant Share”) at a price of US$0.75 per Warrant Share for a period from issuance until two years after the listing of the additional Common Shares sold in this Offering on the Canadian Securities Exchange or other recognized securities exchange. If the maximum Offering is completed and the Warrants are exercised in full, the maximum gross proceeds from the sale of Units in the Offering (including the proceeds from the issuance of all Warrant Shares upon exercise of Warrants issued in the Offering) is US$50,000,000.

For the purposes of this opinion, the Units, Common Shares, Warrants and Warrant Shares shall be collectively referred to as the “Securities”. This opinion is being delivered in accordance with the requirements of Part III of Form 1-A.

Documents Reviewed

For the purposes of this opinion, we have examined and relied on, but have not participated in the preparation of, among other things, the following:

(a) a certified copy dated July 17, 2020 of the constating documents and by-laws of the Company;

(b) a certificate of good standing dated July 17, 2020 issued by the Registrar of Companies for the Province of British Columbia (the “Certificate of Good Standing”); and

(c) resolutions of the directors of the Company relating to the Offering and the transactions contemplated thereby, including resolutions of the directors approving, among other things, the Offering, the form of subscription agreement to be entered into between the Company and purchasers of the Units and the form of the certificate representing the Warrants.

July 17, 2020

As to certain matters of fact, we have relied on a certificate of even date herewith of an officer of the Company (the “Officer’s Certificate”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Company including, without limitation, the Officer’s Certificate.

For purposes of the opinion set forth below, we have assumed:

(a) the legal capacity of all individuals;

(b) the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c) the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d) the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e) the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(f) the accuracy and completeness of the minute books and all other corporate records of the Company reviewed by us;

(g) the facts stated in the Certificate of Good Standing continue to be true as of the date hereof;

(h) the Units will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Offering Statement; and

(i) that the facts stated in the Certificate of Good Standing and the Officer’s Certificate shall continue to be true and correct as at the date of completion of the Offering.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Whenever our opinion refers to Common Shares to be issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Securities cannot be required to contribute any further amounts to the Company by virtue of his, her or its status as holder of such Securities, either in order to complete payment for the Securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Securities.

July 17, 2020

Based and relying upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that, when sold and issued against payment therefor as described in the Offering Statement: (a) the Common Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner and under the terms described in the Offering Statement, shall be validly issued, fully paid and non-assessable; (b) the Warrants have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in accordance with and in the manner described in the Offering Statement, shall be created and validly issued by the Company and shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and (c) the Warrant Shares have been authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the terms and conditions of the certificates representing the Warrants against payment of the exercise price therefor, shall be validly issued as fully paid and non-assessable Common Shares in the capital of the Company.

Our opinion herein is expressed solely with respect to the laws of the Province of British Columbia, as currently in effect, and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. No opinion is being rendered hereby with respect to the truth, accuracy or completeness of the Offering Statement or any portion thereof, including, without limitation, the circular. We express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Company. We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof.

The information set forth herein is as of the date hereof. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, the Offering Statement, or the circular included therein.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

/s/ “Cassels Brock & Blackwell LLP”